SPARK ENERGY, INC. RAISES 2017 ADJUSTED EBITDA GUIDANCE OVER 2016 TO $90.0MM - $100.0MM
HOUSTON, Jan. 10, 2017 (GLOBE NEWSWIRE) -- Spark Energy, Inc. (NASDAQ: SPKE), a Delaware corporation (“Spark” or the “Company”), announced today its Adjusted EBITDA guidance of $90.0 million – $100.0 million for the year ended December 31, 2017. The new guidance represents approximately a 100% increase over Spark’s initial 2016 Adjusted EBITDA guidance. Our 2017 guidance is based upon projected customer acquisition costs of $27.0 million – $33.0 million and excludes the effect of any additional contributions from potential dropdowns or acquisitions.
“We are extremely pleased to announce our Adjusted EBITDA guidance for 2017,” said Nathan Kroeker, Spark Energy’s President and Chief Executive Officer. “Our 2017 estimated Adjusted EBITDA reflects continued organic growth across our expanded portfolio of brands, and excludes any potential M&A activities which we continue to actively pursue. While we are still finalizing our 2016 results, we are looking forward to again announcing record earnings, which we anticipate falling within our updated 2016 guidance range of $80.0 million to $85.0 million of Adjusted EBITDA.”
The Company recently announced the establishment of an additional credit facility of up to $25.0 million with its sponsor to enhance working capital, for growth initiatives, and for capital optimization, including, subject to lender approval, stock buybacks.
About Spark Energy, Inc.
Spark Energy, Inc. is an established and growing independent retail energy services company founded in 1999 that provides residential and commercial customers in competitive markets across the United States with an alternative choice for their natural gas and electricity. Headquartered in Houston, Texas, Spark currently operates in 18 states and serves 90 utility territories. Spark offers its customers a variety of product and service choices, including stable and predictable energy costs and green product alternatives.
Cautionary Note Regarding Forward-Looking Statements
This press release includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology including “may,” “should,” “likely,” “will,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “project,” or other similar words. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurance that such expectations will prove correct. However, a variety of factors could cause actual results to differ materially from those projected in the forward-looking statements, including (i) restrictions in our debt agreements and collateral requirements, (ii) our ability to borrow funds and access credit markets, (iii) our level of indebtedness, (iv) our ability to successfully and efficiently integrate acquisitions into our operations, (iv) federal, state and local regulation, including the industry's ability to prevail on its challenge to the New York Public Service Commission's orders enacting new regulations that seek to impose significant new restrictions on retail energy providers operating in New York, (v) other business risks affecting our liquidity and results of operations. Additional important risk factors that could cause actual results to differ materially from expectations are disclosed in Item 1A of Spark’s Form 10-K for the year ended December 31, 2015 and subsequent Form 10-Q’s filed with the SEC. While Spark makes these statements and projections in good faith, neither Spark nor its management or affiliates can guarantee that anticipated future results will be achieved. Spark assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by Spark, whether as a result of new information, future events, or otherwise.
The Adjusted EBITDA guidance for 2017 is an estimate as of January 10, 2017. This estimate is based on assumptions believed to be reasonable as of that date. All forward-looking statements speak only as of the date of this release. Unless required by law, we disclaim any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise. It is not possible for us to predict all risks, nor can we assess the impact of all factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
Reconciliation of Spark’s estimate of Adjusted EBITDA for the year ended December 31, 2017 to the relevant GAAP line items is not being provided as Spark is not providing 2017 guidance for net income (loss), net cash provided by operating activities, or the reconciling items between these GAAP financial measures and Adjusted EBITDA. Spark does not provide guidance for such items because is not possible to forecast the future non-cash impacts of net gains and losses on derivative instruments and non-cash compensation expense attributable to grants of equity under our Long Term Incentive Plan. Additionally, it is not possible to forecast our provision for income taxes due to the potential for change in our non-controlling interests’ ownership percentage, given the nature of our Up-C structure. Accordingly, a reconciliation to net income (loss) or net cash provided by operating activities is not available without unreasonable effort.
Contact: Spark Energy, Inc.
Investors:
Andy Davis, 832-200-3727
Media:
Eric Melchor, 281-833-4151